Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 (File Nos. 333-106553, 333-106553-01, 333-223555 and 333-223555-01) of Carnival Corporation and Carnival plc, the joint Registration Statements on Form S-8 (File Nos. 333-173465 and 333-173465-01) of Carnival Corporation and Carnival plc, the Registration Statement on Form S-3 (File No. 033-63563) of Carnival Corporation, the Registration Statements on Form S-8 (File Nos. 333-105672, 333-43885 and 33-51195) of Carnival Corporation and the Registration Statements on Form S-8 (File Nos. 333-124640 and 333-104609) of Carnival plc, of our report dated January 28, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2019 Annual Report to Shareholders, which is incorporated by reference in this joint Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
Miami, Florida
January 28, 2020